                                                                     EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-32623) filed with the Securities and Exchange Commission on August 1, 1997 and Form S-8 Registration Statement (File No. 333-56187) filed with the Securities and Exchange Commission on June 5, 1998.



                                                     ARTHUR ANDERSEN LLP



Philadelphia, Pa.
    March 27, 2000